Exhibit 99.1

FINAL

Heckmann Corporation Announces Record

Third Quarter 2011 Financial Results

Record Quarter Revenues of $47.8 Million,

25-fold Year-over-year Increase;

Adjusted EBITDA from Continuing Operations of $11.0 Million, Compared with $(0.5)

Million in the Third Quarter of 2010;

Net Income from Continuing Operations of $2.6 Million, Compared with a Loss in the

Third Quarter of 2010

Pittsburgh, PA — November 9, 2011 — Heckmann Corporation (NYSE: HEK) today announced financial results for the third quarter ended September 30, 2011.1

“In the third quarter, we drove strong organic growth across our key financial metrics from our core water solutions business,” said Richard J. Heckmann, Chairman and CEO of Heckmann Corporation. “Our revenues, adjusted EBITDA and net income performance reflect our added capabilities to generate internal growth and additional capacity from our acquisitions in the second quarter. In addition, we divested China Water & Drinks to focus our efforts entirely on our growing domestic water business, and we are on track to meet our annual financial guidance of more than $150 million in revenue and adjusted EBITDA of $40 million.”

Third Quarter and Recent Highlights

•	Record revenues from Heckmann Water Resources (“HWR”) of $47.8 million, compared with $1.9 million in the third quarter of 2010.

•	Net income from continuing operations grew to $2.6 million, or $0.02 per share, compared with a net loss of $2.2 million, or ($0.02) per share, in the third quarter of 2010.

•	Adjusted EBITDA from continuing operations improved to $11.0 million, compared with $(0.5) million in the third quarter of 2010.

•	Completed the divestiture of the current operations of China Water & Drinks, Inc. to focus Company resources on growth opportunities among its core U.S. water solutions business.

•	Increased produced water pipeline production to 30,000 average barrels of water per day from 17,000 last quarter.

•	Added another senior executive with significant experience in the water business: W. Christopher Chisholm named Executive Vice President and Chief Financial Officer, effective November 15, 2011.

[1]

On September 30, 2011 Heckmann completed the divestiture of China Water & Drinks, Inc., which formed the Company’s bottled water business segment. To more accurately reflect its ongoing business, the Company has reclassified its bottled water segment as discontinued operations in the third quarter of 2011 and its comparable period results to reflect this change.

Heckmann Corporation

Operational Update

“At the end of the third quarter, we completed construction of our Bethlehem, Texas Truck Terminal. The opening of this station provides HWR vehicles access to the pipeline at approximately its mid-point, further improving our operating efficiency,” Mr. Heckmann continued. “We also completed construction of an additional disposal well in the Eagle Ford area in October, and we are in the process of acquiring more permits and wells in other shale areas to expand our geographic reach and market share. Although we took the third quarter to integrate the acquisitions we completed earlier in the year, we have now entered into several Letters of Intent and are performing due diligence on potential new transactions. We also have begun taking weekly delivery of LNG vehicles and will add a total of 200 LNG-powered trucks over the next nine months, resulting in future savings of around $7 million in annual fuel costs.”

In the third quarter of 2011, the Company’s produced water pipeline averaged 30,000 barrels per day. This compares with 17,000 barrels per day throughput in the second quarter of 2011. The Company believes that throughput in the fourth quarter of 2011 will continue to expand significantly.

Heckmann currently owns and operates 24 disposal wells with a permitted capacity of approximately 383,000 barrels per day. The Company owns and operates a fleet of approximately 450 trucks, 433 trailers and 1,100 frac tanks.

Water is also transported though the Company’s wastewater pipeline, which will be approximately 70 miles long when completed. Additionally the Company will put a 40-mile fresh water pipeline in service in the fourth quarter of 2011. Heckmann currently owns approximately 200 miles of portable poly and aluminum pipe and associated pumps used for above ground transportation of water.

At the end of the third quarter of 2011, Heckmann’s domestic employment increased to approximately 1,050 employees from less than 30 employees in the third quarter of 2010.

Corporate Update

Heckmann also announced today that it has named W. Christopher Chisholm as Executive Vice President and Chief Financial Officer effective November 15, 2011. Mr. Chisholm succeeds Brian Anderson, who will continue to serve the Company as Executive Vice President of Finance.

“With our increased activity in the Marcellus and Utica shale areas, we have located our corporate office in Pittsburgh where our executive team can be close to our operations and customers,” Mr. Heckmann continued. “We appointed Chris Chisholm as our new Executive Vice President and Chief Financial Officer. Brian and I have worked with Chris for many years and we welcome his industry leadership and public company experience as we continue to grow our business. Brian built our financial organization from day one and I am pleased that he will remain with us as we continue to grow our enterprise. We completely understand his decision not to relocate his family at this time.”

Mr. Chisholm will relocate to Pittsburgh from Houston, Texas where he is Executive Vice President and CFO of Envirogen Technologies Inc., a water treatment technologies business. From 1997 to 2004, Mr. Chisholm was a Group Controller, Vice President & CFO of the Water and Waste Water Group, and Executive Vice President of Finance for U.S. Filter, Palm Desert, California. From 2004 to June 2008, he was Executive Vice President, Finance & Administration and Chief Financial Officer of Veolia Water North America, LLC. He is a CPA and former Senior Audit Manager for KPMG LLP.

Heckmann Corporation

Financial Results

Revenues for the third quarter ended September 30, 2011 totaled $47.8 million, compared with $1.9 million for the same year-ago period.

Net income from continuing operations for the third quarter of 2011 was $2.6 million, or $0.02 per share, compared with a net loss of $2.2 million, or ($0.02) per share, for the third quarter of 2010.

Adjusted EBITDA from continuing operations for the quarter ended September 30, 2011 totaled $11.0 million, compared with $(0.5) million for the third quarter of 2010. (A reconciliation of adjusted EBITDA from continuing operations for the three months ended September 30, 2011 and 2010 is included in the tables below.)

Revenues for the nine months ended September 30, 2011 were $105.2 million, compared with $6.5 million for the nine months ended September 30, 2010.

Net income from continuing operations for the first nine months of 2011 was $2.4 million, or $0.02 per share, compared with a loss of $9.0 million, or ($0.08) per share, for the comparable 2010 period.

As of September 30, 2011, Heckmann Corporation’s cash and cash equivalents, investments and marketable securities totaled approximately $41.7 million, total assets were $457.7 million, and equity totaled $295.3 million.

Conference Call and Webcast

Heckmann Corporation will conduct a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to provide commentary on third quarter 2011 operational performance and outlook. To participate on the conference call, please dial 1-877-941-2069 or 1-480-629-9713 and reference conference ID 4482995.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call through November 23, 2011. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access code 4482995.

The call will be webcast live and the webcast archive will be available for 12 months. Both will be available on the “For Investors” section of the Heckmann Corporation web site at http://www.heckmanncorp.com.

Upcoming Investor Conferences

Mr. Richard J. Heckmann will present at the following upcoming investor conferences:

•	Stephens, Inc.: Fall Investment Conference Wednesday, November 16, 2011 New York City, New York

•	Jefferies & Company, Inc.: 2011 Global Energy Conference Wednesday, November 30, 2011 Houston, Texas

Additional details about the conferences will be disclosed closer to the events, as warranted.

Heckmann Corporation

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets and stock-based compensation, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income, and adjusted net income per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management in its financial and operational decision-making. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) is a services-based company focused on total water solutions for shale or “unconventional” oil and gas exploration. The Company’s water solutions segment is called Heckmann Water Resources, or HWR, and includes water disposal, trucking, fluids handling, treatment and pipeline transport facilities, and water infrastructure services for oil and gas exploration and production companies. Through these operations, HWR offers an integrated and efficient full service water program for hydraulic fracturing operations.

Interested parties can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known

Heckmann Corporation

and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the United States Securities and Exchange Commission and are available at http://www.sec.gov/ as well as the Company’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com

– tables to follow –

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$25,127	$80,752
Certificates of deposit	10,980	11,830
Marketable securities	—	75,554
Accounts receivable, net	44,714	13,616
Inventories, net	600	151
Prepaid expenses and other receivables	3,042	2,070
Income tax receivable	2,018	1,980
Other current assets	1,481	68
Current assets held for sale	—	17,218

Total current assets	87,962	203,239
Property, plant and equipment, net of accumulated depreciation of $18.6 and $3.8 million at September 30, 2011 and December 31, 2010	232,095	85,696
Marketable securities	5,598	14,619
Equity investments	7,682	7,628
Intangible assets, net of accumulated amortization of $3.2 and $1.3 million as of September 30, 2011 and December 31, 2010	29,907	20,605
Goodwill	91,546	41,008
Other	2,913	94
Long-term assets held for sale	—	28,364

TOTAL ASSETS	$457,703	$401,253

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$22,166	$7,238
Accrued expenses	25,542	12,340
Current portion of long-term debt	11,583	11,221
Current liabilities held for sale	—	23,823

Total current liabilities	59,291	54,622
Long-term debt, net of current portion	87,293	20,474
Deferred income taxes	12,771	8,773
Other long-term liabilities	3,069	12,634
Liabilities held for sale	—	1,673
Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 500,000,000 shares authorized, 131,036,430 shares issued and 116,727,227 shares outstanding at September 30, 2011 and 127,489,387 shares issued and 114,180,184 shares outstanding at December 31, 2010	131	127
Additional paid-in capital	765,877	747,187
Purchased warrants	(6,844)	(6,844)
Treasury stock	(19,503)	(15,089)
Accumulated deficit	(444,385)	(423,859)
Accumulated other comprehensive income	3	99

Total equity of Heckmann Corporation	295,279	301,621

Noncontrolling interest	—	1,456

TOTAL EQUITY	295,279	303,077

TOTAL LIABILITIES AND EQUITY	$457,703	$401,253

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$47,768	$1,939	$105,166	$6,507
Cost of goods sold	35,790	1,749	78,666	5,162

Gross profit	11,978	190	26,500	1,345
Operating expenses:
General and administrative	9,324	2,568	22,979	5,853

Pipeline start-up and commissioning	—	590	—	13,595

Total operating expenses	9,324	3,158	22,979	19,448

Income (loss) from operations	2,654	(2,968)	3,521	(18,103)

Interest income (expense), net	(1,423)	570	(2,570)	1,668
Loss from equity method investment	—	(299)	(462)	(299)
Other income (expense), net	2,479	(60)	2,876	4,462

Income (loss) from continuing operations before income taxes	3,710	(2,757)	3,365	(12,272)
Income tax benefit (expense)	(1,116)	540	(993)	3,262

Net income (loss) from continuing operations	2,594	(2,217)	2,372	(9,010)
Income (loss) from discontinued operations	(23,668)	312	(22,898)	(5,962)

Net loss attributable to common stockholders	$(21,074)	$(1,905)	$(20,526)	$(14,972)

Heckmann Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA from Continuing Operations

(millions)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010
	(unaudited)	(unaudited)
Net income (loss) from continuing operations	$2.6	$(2.2)
Add: income tax expense (benefit)	1.1	(0.5)
interest expense (income)	1.4	(0.6)
depreciation	6.7	0.7
amortization	0.9	0.3

EBITDA	12.7	(2.3)
Transaction costs	0.5	0.9
Stock based compensation	0.4	—
Earn-out adjustments	(2.6)	—
Pipeline start-up	—	0.6
ETP JV equity loss	—	0.3

Adjusted EBITDA from continuing operations	$11.0	$(0.5)

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